EXHIBIT 10.23

                                THIRD AMENDMENT
                               TO CREDIT AGREEMENT


     This Third Amendment To Credit Agreement (the "Amendment")is entered into this 19TH day of May, 1997, by and among BARNETT BANK, N.A., a national banking corporation ("Bank"); WHITMAN EDUCATION GROUP, INC., f/k/a Whitman Medical Corp., a New Jersey corporation ("Borrower" or "You"); and PHILLIP FROST, M.D., an individual, (hereinafter referred to as the "Guarantor").

     WHEREAS, the parties hereto entered into a Credit Agreement dated April 11, 1996, as amended by amendment dated August 14th, 1996, and as further amended by amendment dated October 31, 1996 (collectively the "Credit Agreement"), pursuant to which the Bank provided to You a Term Loan in the principal amount of $6,000,000.00 to refinance existing obligations and a Revolving Loan in the principal amount of $5,500,000.00 to finance working capital and for general corporate purposes; and

     WHEREAS, the parties hereto wish to amend certain provisions of the Credit Agreement effective as of May 19, 1997;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Any capitalized terms not defined herein shall have the same meaning as given those terms in the Credit Agreement.

     2. Section 1. of the Credit Agreement, DEFINITIONS AND ACCOUNTING MATTERS, is hereby amended as follows:

     "REVOLVER NOTE" shall mean that certain Amended, Restated and Consolidated Renewal Revolver Note from the Borrower to the Bank in the principal amount of $7,500,000.00, which renews and consolidates a Revolver Note dated April 11, 1996 in the principal amount of $2,500,000.00, a Revolver Note dated October 31, 1996 in the principal amount of $3,000,000.00 and a Revolver Note of even date herewith in the principal amount of $2,000,000.

     3. Section 2.1(b) of the Credit Agreement, REVOLVING LOAN, is hereby amended in its entirety and shall read as follows:

     (i) PRINCIPAL. $7,500,000.00, which shall be evidenced by a promissory note in like amount in substantially the form attached to this Agreement (the "Amended and Restated Revolver Note").

     (ii) INTEREST. Interest shall accrue on the Revolving Loan from the date of the first advance until repayment
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     in full.  Interest  shall be paid monthly in arrears  commencing  one month from the date of the first advance. The applicable interest rate per annum shall be selected by Borrower on the date of each advance from the following two options.

     Prime Rate Option: a) The Prime Rate, changing when and as the Prime Rate changes, minus 125 basis points; or

     LIBOR Rate Option: b) The LIBOR Rate, plus 125 basis points.

     The basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to Section 2.4(c) hereinafter.

     (iii) Purpose. The proceeds of the Revolving Loan shall be used for general corporate purposes and to finance working capital. Provided no Event of Default has occurred and is continuing, the Borrower may borrow, repay and reborrow up to an amount not to exceed at any time and from time to time $7,500,000.00 until April 14, 1999.

     (iv) Repayment. The Borrower agrees to pay the principal indebtedness evidenced by and outstanding under the Revolver Note in full on or before April 14, 1999.

     4. Section 6.2 of the Credit Agreement, Certificate of Compliance,is hereby amended and shall read as follows:

     6.2 Certificate of Compliance. The Guarantor agrees to deliver to the Bank annually a certificate of compliance in substantially the form attached to this Agreement as Exhibit C (the "Certificate of Compliance") attesting that he is in compliance with the provisions of Section 13 of the Guarantee Agreement, certifying that so long as any Indebtedness of Borrower to Bank exists, the Guarantor agrees to maintain, at a minimum, (i) unencumbered cash and/or marketable securities having an aggregate value of no less than $100,000,000.00 and (ii) a net worth of $200,000,000.00. As used herein, (i) the term "marketable securities" shall mean publicly traded stocks and bonds (rated A or better by Standard & Poor's) trading at a price equal to or higher than $5.00 per share and (ii) the term "net worth" shall mean assets less direct and contingent liabilities.


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     5. Section 6.4(b) of the Credit Agreement,  Minimum Marketable  Securities,
is hereby amended and shall read as follows:

     f. Minimum Marketable Securities. The Guarantor agrees to maintain, at a minimum, unencumbered cash and/or marketable securities having an aggregate market value of no less than $100,000,000.00. As used herein, the term "marketable securities" shall mean publicly traded stocks trading at a price equal to or higher than $5.00 per share and bonds (rated A or better by Standard & Poor's).

     6. Except as otherwise provided herein, all other terms and conditions of the Credit Agreement are hereby restated, affirmed and incorporated by reference in their entirety.

     7. This Amendment shall be governed by and interpreted in accordance with the laws of the State of Florida.

     8. This Amendment may be executed by one or more of the parties to this Amendment in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     9. In consideration of the amendment to the Credit Agreement contemplated hereby, Borrower shall pay the reasonable fees and expenses of Coll Davidson Carter Smith Salter & Barkett, P.A., Florida counsel to the Bank, incurred in connection with the preparation of this Amendment, contemporaneously with the execution thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by the proper and duly authorized officers as of the day and year first above written.

                                          BANK:

                                          BARNETT BANK, N.A.

                                          By: /S/ GUILLERMO CASTILLO
                                          ====================================
                                          Guillermo Castillo
                                          Vice President

                                          BORROWER:

                                          WHITMAN EDUCATION GROUP, INC.

                                          By:/S/RANDY S. PROTO
                                          ====================================
                                          Randy S. Proto
                                          President


     GUARANTOR hereby acknowledges and agrees that the Continuing Unlimited Guarantee, dated April 23, 1996, executed by Guarantor for the benefit of Bank, extends to the Credit Agreement, as amended hereby, and all indebtedness now or hereafter outstanding under the Amended, Restated and Consolidated Renewal Revolver Note dated May 19, 1997.

                                           GUARANTOR:

                                           /S/ PHILLIP FROST
                                           ====================================
                                           PHILLIP FROST, M.D.

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